UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On December 15, 2023, it was announced that the European Medicines Agency’s Committee for Medicinal Products for Human Use has adopted a positive opinion for the conditional approval of CASGEVY™ (exagamglogene autotemcel), a CRISPR/Cas9 gene-edited therapy, for the treatment of severe sickle cell disease and transfusion-dependent beta thalassemia being jointly developed by CRISPR Therapeutics AG and its partner, Vertex Pharmaceuticals Incorporated. The use of CASGEVY in the European Union remains investigational. An approval decision by the European Commission is expected in February 2024.

Conditional marketing authorizations ("CMAs") are for medicines that fulfil a significant unmet medical need such as being for serious and life-threatening diseases, where no satisfactory treatment methods are available or where the medicine offers a major therapeutic advantage. A CMA is granted where comprehensive clinical data is not yet complete, but the benefit of the medicine to address a significant unmet need outweighs the need for data that will become available in the future. CMAs are valid for one year and renewable annually with ongoing regulatory review of data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	December 15, 2023	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer